UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2013 (June 18, 2013)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 18, 2013, KCAP Financial, Inc. (the “Company”) completed the sale of notes in a $140,000,000 collateralized loan obligation transaction.

The notes offered in this transaction (the “Notes”) were issued by KCAP Senior Funding I, LLC, a newly formed special purpose vehicle (the “Issuer”), in which KCAP Senior Funding I Holdings, LLC, a wholly-owned subsidiary of the Company (the “Depositor”), owns all of the equity, and are backed by a diversified portfolio of bank loans. The secured Notes (the “Secured Notes”) were issued as Class A-1 senior secured floating rate notes which have an initial face amount of $77,250,000, are rated AAA (sf)/Aaa (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.50%, Class B-1 senior secured floating rate notes which have an initial face amount of $9,000,000, are rated AA (sf)/Aa2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 3.25%, Class C-1 secured deferrable floating rate notes which have an initial face amount of $10,000,000, are rated A (sf)/A2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 4.25%, and Class D-1 secured deferrable floating rate notes which have an initial face amount of $9,000,000, are rated BBB (sf)/Baa2 (sf) by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, and bear interest at three-month LIBOR plus 5.25%. The Depositor retained all of the subordinated notes of the Issuer (the “Subordinated Notes”), which have an initial face amount of $34,750,000. The Subordinated Notes do not bear interest and are not rated. Both the Secured Notes and the Subordinated Notes have a stated maturity on the payment date occurring in July, 2024 and are subject to a two year non-call period. The Issuer has a four year reinvestment period.

As part of this transaction, the Company entered into a master loan sale agreement with the Depositor and the Issuer under which the Company sold or contributed certain bank loans to the Depositor, and the Depositor sold such loans to the Issuer in exchange for a combination of cash and the issuance of the Subordinated Notes to the Depositor. The Company has made customary representations, warranties and covenants in this master loan sale agreement.

In connection with the issuance and sale of the Notes, the Company has made customary representations, warranties and covenants in the purchase agreement by and between the Company, the Depositor, the Issuer and Guggenheim Securities, LLC, which served as the initial purchaser of the Secured Notes.  The Secured Notes are the secured obligations of the Issuer, and an indenture governing the Notes includes customary covenants and events of default.  The Notes were sold in a private placement transaction and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company will serve as collateral manager to the Issuer under a collateral management agreement, which contains customary representations, warranties and covenants. Under the collateral management agreement, the Company will perform certain investment management functions, including supervising and directing the investment and reinvestment of the Issuer’s assets, as well as perform certain administrative and advisory functions.

U.S. Bank National Association will serve as collateral administrator to the Issuer under a collateral administration agreement. The Company has also made customary representations, warranties and covenants in the collateral administration agreement.

The descriptions of the documentation relating to this transaction contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1 through 10.5 and incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated June 16, 2013, by and among KCAP Financial, Inc., KCAP Senior Funding I Holdings, LLC, KCAP Senior Funding I, LLC and Guggenheim Securities, LLC
10.2	Master Loan Sale Agreement, dated June 18, 2013, by and among KCAP Financial, Inc., KCAP Senior Funding I Holdings, LLC and KCAP Senior Funding I, LLC
10.3	Indenture, dated June 18, 2013, by and between KCAP Senior Funding I, LLC and U.S. Bank National Association
10.4	Collateral Management Agreement, dated June 18, 2013, by and between KCAP Senior Funding I, LLC and KCAP Financial, Inc.
10.5	Collateral Administration Agreement, dated June 18, 2013, by and among KCAP Senior Funding I, LLC, KCAP Financial, Inc. and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	KCAP FINANCIAL, INC.

	By:	/s/ Edward U. Gilpin
Edward U. Gilpin
Chief Financial Officer